UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	43-1918951
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units representing limited partner interests	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act: None

This Amendment No. 1 hereby amends and restates the Registration Statement on Form 8-A filed by Inergy, L.P. (the “Registrant”) on March 17, 2010, relating to the Registrant’s common units representing limited partner interests.

This Amendment No. 1 is being filed to reflect changes to the Registrant’s partnership agreement as set forth in the Third Amended and Restated Agreement of Limited Partnership of Inergy, L.P. dated as of November 5, 2010 and to update matters relating to U.S. federal income tax consequences of owning the Registrant’s common units.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of common units representing limited partner interests in the Registrant is set forth under the captions “The Amended and Restated Partnership Agreement of Inergy,” “U.S. Federal Income Taxation of Ownership of Inergy LP Units and Class B Units,” “Inergy’s Cash Distribution Policy” and “Description of Inergy Units” in the proxy statement/prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on October 1, 2010, which proxy statement/prospectus constitutes a part of the Registrant’s Registration Statement on Form S-4, as amended (Registration No. 333-169220), initially filed with the Securities and Exchange Commission (the “SEC”) on September 3, 2010. Such proxy statement/prospectus is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits to this Amendment No. 1 to Registration Statement on Form 8-A are incorporated by reference from the documents specified that have been filed with the SEC.

Exhibit No.	Description

1.	Registrant’s Registration Statement on Form S-4, as amended (Registration No. 333-169220), initially filed with the SEC on September 3, 2010 (incorporated herein by reference)

2.	Certificate of Limited Partnership of Inergy, L.P. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-56976) filed with the SEC on March 14, 2001)

3.	Certificate of Correction of Certificate of Limited Partnership of Inergy, L.P. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2003)

4.	Third Amended and Restated Agreement of Limited Partnership of Inergy, L.P. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 5, 2010)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INERGY, L.P.

By:	INERGY GP, LLC, its General Partner

By:	/s/ John J. Sherman
John J. Sherman President and Chief Executive Officer

Date:	February 16, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Registrant’s Registration Statement on Form S-4, as amended (Registration No. 333-169220), initially filed with the SEC on September 3, 2010 (incorporated herein by reference)

2.	Certificate of Limited Partnership of Inergy, L.P. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-56976) filed with the SEC on March 14, 2001)

3.	Certificate of Correction of Certificate of Limited Partnership of Inergy, L.P. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2003)

4.	Third Amended and Restated Agreement of Limited Partnership of Inergy, L.P. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 5, 2010)